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                                                                     Exhibit 99

                                         Aztec Technology Partners, Inc.
                                         50 Braintree Hill Office Park
                                         Braintree, Massachusetts  02184
                                         (Nasdaq: AZTC)

FOR MORE INFORMATION CONTACT:
-----------------------------

Investor and News Media Contact:
Robert Guenther
Nicolazzo & Associates
617-951-0000
rguenther@nicolazzo.com


FOR IMMEDIATE RELEASE
March 13, 2001

                      AZTEC TECHNOLOGY PARTNERS ANNOUNCES
                       2001 ANNUAL MEETING OF STOCKHOLDERS

         BOSTON, MA, March 13, 2001-- Aztec Technology Partners, Inc. (Nasdaq:
AZTC) announced today that it has scheduled its 2001 Annual Meeting of Stockholders for 10 a.m. EDT, Tuesday, June 19, 2001, in the offices of Hale and Dorr LLP, 60 State St., Boston, Mass.

         Aztec expects to mail its Annual Report to Stockholders for the year ended December 31, 2000 along with the Notice and Proxy Statement of the 2001 Annual Meeting during the last week of April.

         Aztec Technology Partners is a single-source provider of e-Solutions and e-Integration products and services for middle market and Fortune 1000 companies across a broad range of industries. Aztec helps clients throughout the U.S. gain competitive advantages by exploiting the power of intranet, Internet and extranet technologies. Further information on Aztec is available www.aztectech.com